Exhibit 10.1

AMENDING AGREEMENT

THIS AMENDING AGREEMENT made as of June 10, 2016.

B E T W E E N:

DNA Genotek Inc.

(the “Company”)

-and-

Brian Smith

(the “Executive” or “you”)

WHEREAS the Company and the Executive are parties to an employment agreement dated January 7, 2008, as amended by an amending agreement dated July 25, 2011 (collectively, the “Employment Agreement”);

AND WHEREAS the parties desire to enter into this Amending Agreement in order to implement a change in executive’s position and compensation.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

Section 1.1 Incorporation of Employment Agreement.

This Amending Agreement is supplemental to and shall be read in conjunction with the Employment Agreement, and the Employment Agreement and this Amending Agreement shall have effect so far as practicable as if all the provisions thereof and hereof were contained in one document.

Section 1.2 Effect on the Employment Agreement.

Except as specifically amended in the Amending Agreement, the Employment Agreement and its terms and conditions shall remain in full force and effect and are hereby ratified and confirmed.

ARTICLE 2

EFFECTIVE DATE OF AMENDMENTS

Section 2.1 Effective Date of the Amendments.

The amendments contained in this Amending Agreement shall become effective as of June 10, 2016 and shall remain in effect until otherwise agreed to in writing by the parties or upon the termination of the Executive’s employment for any reason, whichever occurs first.

ARTICLE 3

AMENDMENTS TO THE EMPLOYMENT AGREEMENT

Section 3.1 Amendment to Schedule A – Section 1

Section 1 shall be deleted in its entirety and replaced with:

1.	Duties

a. Position. You will hold the position of Senior Vice President and General Manager, Molecular Collection Systems and will report directly to the President and Chief Executive Officer (“CEO”) of the Company’s parent, OraSure Technologies, Inc. (“OraSure”). You agree that you will not, during the time that you are employed by the Company, perform work or services for any competitor of the Company or its affiliates, or otherwise breach the provisions of the Agreement.

b. Duties and Obligations. Your initial duties shall consist of duties for the Company comparable to those that would be performed by a General Manager of a company in a similar industry and at a comparable state of development as the Company. In particular, your duties shall include:

•	Setting strategic direction for the Company;

•	Setting and achieving financial targets;

•	Managing the executive and management teams;

•	Allocating resources to achieve business objectives; and

•	Maintaining a culture and environment to attract and retain resources in support of the Company’s business plans.

The President and CEO of OraSure may, at any time, require you to perform other duties that are consistent with your skill and experience and/or the position of Senior Vice President and General Manager, Molecular Collection Systems, or meet group or individual milestones or objectives that are consistent with any other milestones or objectives set by OraSure which are required to be achieved by the Company.

Section 3.2. Amendment to Schedule A – Section 2

Section 2 shall be deleted in its entirety and replaced with:

2.	Compensation

a. Base Salary. Subject to the terms of this Agreement, as of June 10, 2016, you are entitled to receive the aggregate gross bi-weekly salary of $11,538.46 CND ($300,000 CND annualized), less all applicable deductions, payable in twenty-six (26) bi-weekly installments in accordance with the Company’s established pay periods.

b. Equity Awards. You will be eligible to participate, on an annual basis, in the OraSure Long Term Incentive Policy or similar equity incentive plan maintained by OraSure (the “LTIP”) pursuant to which annual equity grants may be made by OraSure to executives of OraSure and its affiliates under the OraSure Stock Award Plan as in effect from time to time (“Annual Awards”). Your participation in the LTIP shall begin with performance during the 2016 calendar year and you will be eligible to receive an Annual Award, subject to the requisite approval of OraSure’s Board of Directors (or the Compensation Committee thereof), with a target value of 100% of your Base Salary consistent with targets for officers at the level of executive vice president under the LTIP.    Each Annual Award shall have vesting and other terms consistent with the terms of equity awards provided by OraSure to other executives under the LTIP with your level of responsibilities.

c. Benefits. You shall be entitled to participate in all benefits plans, funds or arrangements that are available to employees of the Company as they become available.

d. Incentives. You will be eligible for annual cash incentive bonus awards, on an annual basis, under the OraSure Management Incentive Plan or similar incentive cash bonus plan maintained by OraSure (the “MIP”) pursuant to which annual incentive cash bonuses may be paid by OraSure to executives of OraSure and its affiliates, as in effect from time to time (“Annual Bonus Awards”). Your participation in the MIP shall begin with the performance during the 2016 calendar year and you will be eligible to receive an annual bonus award, subject to the requisite approval of OraSure’s Board of Directors (or the compensation committee thereof), with a target value of 40% of your base salary, consistent with the targets for officers at the level of executive vice president under the MIP. Each Annual Bonus Award shall have terms consistent with the terms of annual incentive bonus awards provided by OraSure to other executives with your level of responsibilities.

Section 3.3 Amendment to Schedule A – Section 5

Section 5 shall be deleted in its entirety and replaced with:

For purposes of Article II, Section (d) of the Agreement, the amount shall be the greater of (i) a payment of twelve (12) months of your then Base Salary to be paid in the form of salary continuation in accordance with the Company’s regular payroll practices or (ii) such minimum amounts relating to termination pay and severance pay as may be required by the Employment Standards Act, 2000, as may be amended from time to time (the “Notice Period”). Subject to the approval of the insurer, the Company shall also continue your group insurance benefits for the length of the Notice Period.

To the extent bonuses are paid under the OraSure MIP for the year of your termination, you will be entitled to receive a payment under the terms of said MIP, prorated for the period of time you were employed prior to the date of termination under this Section 5. To the extent bonus payments are made, your pro-rated bonus will be made at the same time bonuses are paid to all participants in said MIP, and the Company and you agree in advance that your individual performance factor will be set at a Meets Expectations or Target level for the purposes of calculating any pro-rated bonus that is owing according to the terms of this Section 5.

You acknowledge that the amounts indicated in this Section 5 are inclusive of any amounts owing to pursuant to the Employment Standards Act, 2000, as may be amended from time to time and not in addition to such amounts. You agree that except as set out in this Agreement, no further amounts will be payable to you whether pursuant to statute, common law or otherwise in respect of the termination of your employment without Cause.

Section 3.4 Amendment to Schedule A – New Section 6

The following new Section 6 is hereby added:

6.	Indemnification

The Company agrees that if you are made a party (or is threatened to be made a party to) any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of your service (including past service) as an officer, director, employee, agent, or the like of the Company, or is or was serving at the request of the Company as an officer, director, employee, agent, or the like of another entity, including, without limitation, as a fiduciary of an employee benefit plan sponsored or established by the Company (any such service for a subsidiary, affiliate, joint venture or other entity in which the Company has an ownership or other financial interest, or as a fiduciary of any employee benefit plan sponsored by the Company or any such other entity, shall be presumed to be at the request of the Company), whether or not the basis of such Proceeding is an act or omission alleged to have occurred while you were acting in an official capacity as a director, officer, employee, agent, or the like, then you shall be indemnified and held harmless by the Company to the fullest extent authorized by applicable law (including for all reasonable attorneys’ fees and costs incurred by you), and such indemnification shall continue even if you have ceased to be a director, officer, employee, agent, or the like of the Company for any reason.

ARTICLE 4

MISCELLANEOUS

Section 4.1 Independent Legal Advice.

The Executive acknowledges, having been given sufficient opportunity to seek independent legal advice concerning the meaning and legal effect of this Amending Agreement. The Executive acknowledges that he understands the nature and consequences of this Amending Agreement.

Section 4.2 Counterparts.

This Amending Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amending Agreement as of the date first specified above.

/s/ Linda Saad Smith	/s/ Brian Smith
Witness	Brian Smith

DNA Genotek Inc.

By:	/s/ Douglas A. Michels
Douglas A. Michels
Chief Executive Officer

AMENDING AGREEMENT

THIS AMENDING AGREEMENT made as of July , 2011.

B E T W E E N:

DNA Genotek Inc.

(the “Company”)

-and-

Brian Smith

(the “Executive” or “you”)

WHEREAS the Company and the Executive are parties to an employment agreement dated January 7, 2008 (the “Employment Agreement”);

AND WHEREAS the Company is entering into a Support Agreement dated July , 2011 with OraSure Technologies, Inc. (“OraSure”) and certain other parties, which provides for the purchase of all of the outstanding capital stock of the Company by OraSure (the “Transaction”);

AND WHEREAS conditional upon the closing of the Transaction, OraSure intends to grant to the Executive an option to purchase shares of OraSure’s common stock and to make additional equity grants to Executive on an annual basis pursuant to OraSure’s long term incentive plan (the “Equity Grant”);

NOW, THEREFORE, in consideration of the promises and mutual covenants herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

Section 1.1 Incorporation of Employment Agreement.

This Amending Agreement is supplemental to and shall be read in conjunction with the Employment Agreement, and the Employment Agreement and this Amending Agreement shall have effect so far as practicable as if all the provisions thereof and hereof were contained in one document.

Section 1.2 Effect on the Employment Agreement.

Except as specifically amended in the Amending Agreement, the Employment Agreement and its terms and conditions shall remain in full force and effect and are hereby ratified and confirmed.

ARTICLE 2

EFFECTIVE DATE OF AMENDMENTS

Section 2.1 Effective Date of the Amendments.

The amendments contained in this Amending Agreement shall become effective on the closing of the Transaction and shall remain in effect until otherwise agreed to in writing by the parties or upon the termination of the Executive’s employment for any reason, whichever occurs first.

ARTICLE 3

AMENDMENTS TO THE EMPLOYMENT AGREEMENT

Section 3.1 Amendment to Article III

(1) Article III is hereby deleted and substituted with the following:

III.	Restrictive Covenants and Confidentiality Agreements

(a)	Non-Competition

Both during your employment and for a period of twelve months after the termination of your employment with the Company, for any reason, you will not, directly or indirectly, on your own behalf or on behalf of any other person, engage in, represent in any way, or be connected with, any business that manufactures, produces, offers, sells, distributes, develops, produces, markets or licenses any product or service which directly or indirectly competes with the Company Business within the Territory, whether your engagement shall be as an officer, director, owner (other than ownership of less than 1% of the outstanding securities of any class of securities then listed on a stock exchange in North America), employee, partner, joint-venture, consultant, agent, affiliate or other participant.

(b)	Non-Solicitation

Both during your employment with the Company and for twelve months after the termination of your employment with the Company, for any reason, you will not without the written consent of the Company:

(a)	directly or indirectly induce or attempt to induce any Customer or Prospective Customer of the Company, to cease doing business in whole or in part with the Company or any of its affiliates or solicit the business of any Customer or Prospective Customer of the Company for a purpose which is competitive with the Company Business; or

(b)	directly or indirectly solicit, or attempt to solicit, employ, interfere with, or endeavour to cause any employee of the Company to leave his or her employment.

For the purposes of this Agreement, the following definitions shall apply:

“Company Business” means the development, production, marketing and sale of nucleic acid (DNA and RNA) sample collection, stabilization and preparation products, and any other business or operations conducted by the Company, including with respect to any intellectual property owned by the Company.

“Customer” means any person who, in the twelve months preceding the date of the termination of your employment hereunder for any reason, has purchased from the Company any product or services produced, sold, licensed, or distributed by the Company in respect of the Company Business.

“Prospective Customer” means (i) any person solicited by you on behalf of the Company or its affiliates for any purpose relating to the Company Business at any time during the twelve (12) month period immediately preceding the date of the termination of your employment, for any reason; and (ii) any person solicited by the Company or its affiliates, with your knowledge, for any purpose relating to the Company Business at any time during the twelve month period immediately preceding the date of the termination of your employment.

“Territory” means North America and Europe.

You hereby agree to sign the Confidentiality and Proprietary Information Agreement and Conflict of Interest Policy.

Section 3.2 Amendment to Article V

You hereby acknowledge that the sentence “The only claims not covered by this section shall be claims for benefits under applicable workers’ compensation laws or employment insurances or claims under the non-competition and non-solicitation clauses of this Agreement” shall be deleted in its entirety and replace with the following:

The only claims not covered by this section shall be claims for benefits under applicable workers’ compensation laws or employment insurances or claims for relief which cannot otherwise be granted in Arbitration. You recognize and expressly acknowledge that the Company would be subject to irreparable harm should any of the provisions of the Restrictive Covenants be infringed, or should any of your obligations thereunder be breached by you, and that damages alone will be an inadequate remedy for any breach or violation thereof and that the Company, in addition to all other remedies, shall be entitled as a matter of right to equitable relief, including temporary or permanent injunction to restrain such breach.

Section 3.3 Amendment to Schedule A – Section 2(b)

Section 2(b) shall be deleted in its entirety and replaced with:

b. Equity Awards. Conditional upon the requisite approval of the Board of Directors (or the Compensation Committee thereof) of OraSure, you will receive an option to purchase an aggregate of 20,000 common shares of OraSure subject to the terms of the OraSure Stock Award Plan and the grant agreement entered into between you and OraSure (the “Initial Award”). The Initial Award shall occur as soon as practicable following, and shall be subject to, the completion of the closing of the Transaction. You will also be eligible to participate, on an annual basis, in the OraSure Long Term Incentive Plan or similar equity incentive plan maintained by OraSure (the “LTIP”) pursuant to which annual equity grants may be made by OraSure to executives of OraSure and its affiliates under the OraSure Stock Award Plan as in effect from time to time (“Annual Awards”). Your participation in the LTIP shall begin with performance during the 2011 calendar year and you will be eligible to receive an Annual Award, subject to the requisite approval of OraSure’s Board of Directors (or the Compensation Committee thereof), with a target value of 20% of your Base Salary, prorated to reflect the period during 2011 following the closing of the Transaction. The Initial Award and each Annual Award shall have vesting and other terms consistent with the terms of equity awards provided by OraSure to other executives with your level of responsibilities.

Section 3.4 Amendment to Schedule A – Section 3(d)

Section 3(d) shall be deleted in its entirety and replaced with:

d. Cash Incentive Compensation. You will be eligible for a cash incentive bonus equivalent to 100% of your Base Salary subject to the achievement of the performance targets set in accordance with the Company’s plan as in effect from time to time.

Section 3.1 Amendment to Schedule A – Section 5

Section 5 shall be deleted in its entirety and replaced with:

For purposes of Article II, Section (d) of the Agreement, the amount shall the greater of (i) a payment of six (6) months of your then Base Salary to be paid in the form of salary continuation in accordance with the Company’s regular payroll practices or (ii) such minimum amounts relating to termination pay and severance pay as may be required by the Employment Standards Act, 2000, as may be amended from time to time (the “Notice Period”). Subject to the approval of the insurer, the Company shall also continue your group insurance benefits for the length of the Notice Period.

You acknowledge that the amounts indicated in this Section 5 are inclusive of any amounts owing to pursuant to the Employment Standards Act, 2000, as may be amended from time to time and not in addition to such amounts. You agree that except as set out in this Agreement, no further amounts will be payable to you whether pursuant to statute, common law or otherwise in respect of the termination of your employment without Cause.

ARTICLE 4

MISCELLANEOUS

Section 4.1 Independent Legal Advice.

The Executive acknowledges, having been given sufficient opportunity to seek independent legal advice concerning the meaning and legal effect of this Amending Agreement. The Executive acknowledges that he understands the nature and consequences of this Amending Agreement.

Section 4.2 Counterparts.

This Amending Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amending Agreement as of the date first specified above.

/s/ Linda Saad Smith	/s/ Brian Smith
Witness	Brian Smith

DNA Genotek Inc.

By:	/s/ Patrick Walsh

EMPLOYMENT AGREEMENT

Dated as of January 7, 2008

Brian Smith

108 Goodman Drive

Kanata, Ontario

Dear Brian:

This employment agreement between you and DNA Genotek Inc. (the “Company”) having its principal place of business at 29 Camelot Drive, Ottawa, Ontario, Canada, is effective on and from January 7, 2008 (the “Effective Date”). References in this document to “Agreement” are deemed to include the terms of Schedule A attached hereto. All dollar amounts specified in this document are Canadian dollars.

I.	Remuneration

This will confirm that you and the Company have negotiated and agreed upon the terms and conditions for your employment, as set out in “Schedule A” of this Agreement.

II.	Termination

You and the Company understand and agree that employment under this Agreement may be terminated under the following conditions:

(a)	by you for any reason, if you give at least four (4) weeks of notice to the Company (the Company may waive this notice, in whole or in part);

(b)	by you for Good Reason (as defined below) by providing written notice to the Company, in which case you shall be entitled to receive the payments referred to in paragraph (d) below as if the Company had terminated your employment without cause;

(c)	by the Company, without notice or payment in lieu of notice for “cause”, which, for the purposes of this Agreement shall be defined as:

(i)	the commission of act or omission involving (A) material dishonesty or (B) fraud with respect to the Company or any of its subsidiaries or any of their customers or suppliers,

(ii)	substantial and repeated failure to perform your duties as reasonably directed by the Company’s CEO,

(iii)	gross negligence or willful misconduct with respect to the Company or any of its subsidiaries, or

(iv)	conduct tending to bring the Company or any of its subsidiaries into substantial public disgrace or disrepute; or

(d)	by the Company without cause, at its sole discretion and for any reason, on giving you an amount equal to the amount set out in Schedule “A” attached hereto.

A resignation for “Good Reason” will occur if you terminate your employment within thirty (30) days of the occurrence of any of the following events without your prior written consent: (i) any material reduction in your salary and bonus as specified herein; (ii) a material amendment to your duties as outlined herein, including any transfer to any position other than the position described in Schedule “A” unless such transfer is clearly consistent with a promotion; or (iii) any required relocation beyond a fifty (50) kilometer radius from the Company’s head office at the date hereof or as the same shall change from time to time.

On any termination or resignation of your employment you will be entitled to be paid (i) all accrued but unpaid salary up to and including the final date of active service for the Company; (ii) any earned but unpaid commissions up to and including the final date of active service for the Company; (iii) salary equivalent to the salary you would have earned during the period of all accrued but unused vacation up to the final date of active service; and (iv) all properly documented but unpaid expenses incurred by you prior to the final date of active service for which documentation is filed with the Company not later than fourteen (14) days after the final date of active service.

To the extent permitted pursuant to the relevant benefit plans, on a resignation for Good Reason or a termination without cause you will also be entitled to continuation of all benefits for which you are eligible for the period calculated in accordance with paragraph (d) above.

III.	Covenants

While employed by the Company and for a period of one (1) year after your employment by the Company is concluded, you hereby agree not to (i) induce or attempt to induce or directly or indirectly to participate in the inducement of, any employee, independent contractor or consultant of the Company to breach that employee’s contract of employment with the Company (provided that a general solicitation to the public by you hereto that is responded to by employees, independent contractors or consultants of the Company shall not be construed to be a breach of this Agreement), (ii) directly or indirectly to solicit, attempt to solicit, canvass or interfere with any person that is or was a customer or supplier of the Company in a manner or for a purpose which is directly competitive to the Business of the Company (as that term is defined in the DNA Genotek Inc. Confidentiality and Proprietary Information Agreement, nor (iii) be directly or indirectly engaged, concerned or interested in any capacity including providing technical, commercial or professional advice, in any business which is in competition with the Company other than as a holder of not more than three percent of the issued shares or securities of any companies which are listed or traded on any recognized stock exchange or market.

As a condition of employment with the Company, you agree to sign the Company’s Confidentiality and Proprietary Information Agreement and Conflict of Interest Policy.

IV.	Representation and Warranty

You hereby represent and warrant to the Company that you are not party to any written or oral agreement with any third party that would restrict your ability to enter into this Agreement or the Confidentiality and Proprietary Information Agreement or to perform your obligations hereunder or thereunder and that you will not, by joining the Company, breach any non-disclosure, proprietary rights, non-competition, non-solicitation or other covenant in favour of any third party.

V.	Arbitration

Except for claims described below, any and all disputes between the Company and you which arise out of (i) your employment, (ii) the termination of your employment, or (iii) the validity, interpretation or enforcement of the terms of this Agreement, shall be resolved exclusively through final and binding arbitration. This shall include, without limitation, disputes relating to this Agreement, any disputes relating to your employment by the Company, or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under any federal, provincial, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject matter of your employment with the Company or its termination.

The only claims not covered by this section shall be claims for benefits under applicable workers’ compensation laws or employment insurance laws or claims under the non-competition and non-solicitation clauses of this Agreement.

Binding arbitration shall be conducted in Ottawa, Ontario in accordance with the rules and regulations of the Arbitration Act, 1991 (Ontario) as amended. Unless the arbitrator or arbitrators shall order otherwise, the successful party in any arbitration shall be entitled to have the other party reimburse it for its costs associated with such arbitration and cover the cost of the arbitrator or arbitrators. You understand and agree that such arbitration shall be final and in the stead of any civil litigation, and that the arbitrator’s or arbitrators’ decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having competent jurisdiction thereof.

VI.	Miscellaneous

This Agreement, as well as the Confidentiality and Proprietary Information Agreement and Conflict of Interest Policy, contains the entire understanding between you and the Company relating to your employment and the additional matters provided for therein. This Agreement may be amended or altered only in writing signed by you and the Company. This Agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario. Each provision of this Agreement is severable from the others, and if any provision hereof shall be to any extent unenforceable, it and the other provisions shall continue to be enforceable to the full extent allowable, as if such offending provision had not been a part of this Agreement.

VII.	Independent Legal Advice

You acknowledge that you have had an opportunity to obtain independent financial and/or legal advice before signing this Agreement and agree either that such advice has been obtained or that you do not wish to seek or obtain such independent advice. You acknowledge that you have read this Agreement and fully understand the nature and effect of it and the terms contained herein and that the said terms are fair and reasonable and correctly set out your understanding and intention.

All written notices provided for under this Agreement may be given by personal delivery or by registered mail addressed to you at the address above and to the Board of Directors of the Company.

DNA GENOTEK INC.

Per:	/s/ Ian Curry

Ian Curry

President & CEO

I have read, understood and accept the terms and conditions of employment as stated in this Agreement.

/s/ Brian Smith

Brian Smith

SCHEDULE “A”

Unless otherwise defined in this Schedule “A”, capitalized terms shall have the same meanings as in the main body of the Agreement.

1.	Duties

a. Position. You will hold the position of Vice President of Sales. In this position, you shall report directly to the President & CEO. You agree that you will not, during the time that you are employed by the Company, perform work or services for any competitor of the Company or its subsidiaries, or otherwise breach the provisions of the Agreement.

b. Duties and Obligations. Your initial duties shall consist of duties for the Company comparable to those that would be performed by a Vice President of Sales of a company in a similar industry and at a comparable stage of development as the Company. In particular, your duties shall include:

(i)	Providing leadership through participation in establishing the Company’s goals, and through communicating the Company’s goals and objectives to members of the sales team and other employees, and

(ii)	Providing appropriate incentives, structure, and management discipline to drive the Company’s sales team to achieve agreed-upon goals, particularly with respect to the Company’s revenue growth and continued profitability, and

(iii)	Providing human resources management expertise for the Company’s sales team and provide development and training to members of the team, and

(iv)	Providing strategic direction to the Company.

The CEO of the Company may, at any time, require you to perform other duties that are consistent with your skill and experience and/or the position of Vice President of Sales, or meet group or individual milestones or objectives that are consistent with any other milestones or objectives set by the Board of Directors of the Company which are required to be achieved by the Company.

2.	Compensation

a. Base Salary. Subject to the terms of this Agreement, as of January 7, 2008, you are entitled to receive the aggregate gross bi-weekly salary of $4,807.70 ($125,000.00 annualized), less all applicable deductions, payable in twenty six (26) bi-weekly installments in accordance with the Company’s established pay periods. Your first pay period with DNA Genotek will be January 11, 2008.

b. Stock Options. You will be granted 443,637 options to purchase Class A Common shares from the Company under the terms of its current Employee Stock Option Plan. Any and all option grants are conditional upon obtaining the required approval of the Board of Directors of the Company, and will be effective as of the Effective Date of this Agreement. Notwithstanding the terms of the Company’s stock option plan, all options granted to you that would normally vest in the following 12 month period shall immediately vest and become exercisable by you upon the happening of any of the following events: (a) the entering into by the Company of any agreement involving any distribution of treasury common shares of the Company or any securities convertible into treasury common shares of the Company to the public pursuant to a prospectus or equivalent document registered or filed with applicable regulatory authorities; or (b) the sale of a controlling interest in the business of the Company (whether by way of shares, assets, merger, reorganization or otherwise) to a third party.

c. Benefits. You shall be entitled to participate in all benefits plans, funds or arrangements that are available to employees of the Company as they become available.

d. Incentives. The Company and you agree to create an incentive compensation structure (“Commission”) for the full fiscal year of 2008 to provide a target incentive compensation of $120,000. You understand that this incentive compensation structure will be back- end weighted more towards high growth revenue and/or gross margin targets compared to 2007 Company performance.

3.	Vacation

You shall be entitled to 20 days paid vacation on an annual basis to be taken at such time or times as are mutually acceptable to you and the Company. In addition, you shall be entitled to 9 days of statutory holidays annually. Unused vacation days remaining at the end of each fiscal year of the Company may be carried forward to a maximum of 20 days unless the Company, in its sole discretion, provides you with a payment in lieu of such unused vacation equal to the base salary you would have earned during the period of such unused vacation. At the end of each fiscal year, any unused vacation in excess of 20 days will be paid in lieu of such unused vacation equal to the base salary you would have earned during the period of such unused vacation.

4.	Expenses

The Company agrees to promptly reimburse you at cost for all reasonable out-of-pocket expenses for expenses related to your work for the Company upon the delivery of detailed receipts for such expenses.

5.	Termination

For purposes of Section II(d) of the Agreement, the amount shall equal three (3) months of your then current base salary. Entitlement to Commission ends the final active day of employment and is based only on recognized revenue to that date.

DNA GENOTEK INC.

CONFIDENTIALITY AND PROPRIETARY INFORMATION AGREEMENT

In consideration of employment or engagement as an employee, independent contractor or consultant (as the case may be) with DNA Genotek Inc. (the “Company”), the undersigned (the “Participant”) agrees and covenants as follows:

Engagement with the Company as an employee, independent contractor or consultant (as the case may be) (“Engagement”) will give the Participant access to proprietary and confidential information belonging to the Company, its customers, it suppliers and others (the proprietary and confidential information is collectively referred to in this Agreement as “Confidential Information”). Confidential Information includes but is not limited to customer lists, marketing plans, proposals, contracts, technical and/or financial information, databases, software, and know-how. All Confidential information remains the confidential and proprietary information of the Company. The Participant acknowledges and agrees that the “Business of the Company” relates to “the research, development, delivery and commercialization of products and services relating to improved methods for preserving, purifying and analyzing DNA” or such other business as is determined by the Board of Directors of the Company from time to time.

The Participant may in the course of the Participant’s Engagement with the Company conceive, develop or contribute to material or information related to the Business of the Company, including, without limitation, software, technical documentation, ideas, inventions (whether or not patentable), hardware, know-how, marketing plans, designs, techniques, documentation, records, regardless of the form or media, if any, on which such is stored (referred to in this Agreement as “Proprietary Property”). The Company shall exclusively own all Proprietary Property which the Participant conceives, develops or contributes to in the course of the Participant’s Engagement with the Company and all intellectual and industrial property and other rights of any kind in or relating to the Proprietary Property, including but not limited to all copyright, patent, trade secret and trade-mark rights in or relating to the Proprietary Property. Material or information conceived, developed or contributed to by the Participant outside work shall also be Proprietary Property and be governed by this Agreement if such material or information relates to the Business of the Company. The Participant shall keep full and accurate records accessible at all times to the Company relating to all Proprietary Property and shall promptly disclose and deliver to the Company all Proprietary Property.

The Participant shall, both during and after the Participant’s Engagement with the Company, keep all Confidential Information, Proprietary Property and Company’s Property confidential and shall not use any of it except for the purpose of carrying out authorized activities on behalf of the Company. The Participant may, however, use or disclose Confidential Information which:

(i)	is or becomes public other than through a breach of this Agreement;

(ii)	is known to the Participant prior to the date of this Agreement and with respect to which the Participant does not have any obligation of confidentiality; or

(iii)	is required to be disclosed by law, whether under an order of a court or government tribunal or other legal process, provided that Participant informs the Company of such requirement in sufficient time to allow the Company to avoid such disclosure by the Participant.

The Participant shall return or destroy, as directed by the Company, Confidential Information, Proprietary Property and Company Property to the Company upon request by the Company at any time. The Participant shall certify, by way of affidavit or statutory declaration that all such Confidential Information, Proprietary Information or Company Property has been returned or destroyed, as applicable.

The Participant covenants and agrees not to make any unauthorized use whatsoever of or to bring onto the Company’s premises for the purpose of making any unauthorized use whatsoever of any trade secrets, Confidential Information or Proprietary Property of any third party, including without limitation any trade-marks or copyrighted materials, during the course of the Participant’s Engagement with the Company.

At the reasonable request and at the sole expense of the Company, the Participant shall do all reasonable acts necessary and sign all reasonable documentation necessary in order to ensure the Company’s ownership of the Proprietary Property, the Company Property and all intellectual and industrial property rights and other rights in the same, including but not limited to providing to the Company written assignments of all rights to the Company and any other documents required to enable the Company to document rights to and/or register patents, copyrights, trade-marks, industrial designs and such other protections as the Company considers advisable anywhere in the world.

The Participant hereby irrevocably and unconditionally waives all moral rights the Participant may now or in the future have in any Proprietary Property or any Company Property.

The parties hereto agree that the character, duration and geographical scope of this Agreement are reasonable and necessary in light of the circumstances as they exist on the effective date of this Agreement. If any restriction set forth herein is found by court of competent jurisdiction to be invalid or unreasonable, then the Participant agrees, and hereby submits, to the geographic scope as shall be deemed reasonable and necessary to assure the Company of the intended benefit hereof.

The Participant agrees that the Participant will, if requested from time to time by the Company, execute such further reasonable agreements as to confidentiality and proprietary rights as the Company’s customers or suppliers reasonably requires to protect confidential information or proprietary property. Without limiting the generality of the foregoing, the Participant agrees to execute, and be bound by, the attached Conflict of Interest Policy.

Regardless of any changes in position, salary or otherwise, including, without limitation, termination of the Participant’s Engagement with the Company, unless otherwise stipulated pursuant to the terms hereof, the Participant will continue to be subject to each of the terms and conditions of this Agreement and any other(s) executed pursuant to the preceding paragraph.

The Participant agrees that the Participant’s sole and exclusive remedy for any breach of this Agreement by the Company will be limited to monetary damages and that the Participant will not make any claim in respect of any rights to or interest in any Confidential Information or Proprietary Property.

IN WITNESS WHEREOF the Company and the Participant have caused this Agreement to be executed as of the 7 day of Jan, 2008.

DNA Genotek INC.	PARTICIPANT

Per: /s/ Ian Curry	Signature /s/ Brian Smith
Print	Print Name: Brian Smith
Name: Ian Curry

WITNESS TO PARTICIPANT

Signature /s/ Linda Saad Smith
Print Name: Linda Saad Smith

DNA GENOTEK

CONFLICT OF INTEREST POLICY

Policy

Employees, independent contractors and consultants (“Participants”) of DNA Genotek Inc. (the “Company”) and any subsidiary of the Company shall refrain from activities which conflict with the interests of the Company during the course of their engagement with the Company as employees, independent contractors or consultants.

Implementation

Every Participant will at all times be conscious of the interests of the Company and will:

(a)	not appropriate or convert the Company’s property, tangible or intangible, including trade secrets, confidential information and other proprietary information;

(b)	not offer bribes or accept corrupt payments or other like illegal or unethical considerations;

(c)	not accept gifts or gratuities that cannot be reciprocated in the ordinary course of business;

(d)	not disparage the Company or the Company’s products, services or personnel;

(e)	not influence, in a manner unfavorable to the Company, negotiations or transactions between the Company and its suppliers, contractors, customers and others, because of a personal, commercial or financial interest in the outcome of the negotiations or transactions;

(f)	execute, respect and not act in breach of, directly or indirectly, the Company’s Confidentiality and Proprietary Information Agreement.

The above examples are merely illustrations of sources of possible conflicts. It is anticipated that the activities of Participants will comply with both the letter and the spirit of this policy.

Objective

The objective of this policy is to establish basic rules of conduct for all the Company’s Participants in order to ensure that the business of the Company is conducted with a high level of integrity and that the likelihood of conflicts of interest between the Company and its Participants is minimal.

Brian Smith	/s/ Brian Smith	Jan 7/2008
Participant Name (please print)	Participant Signature	Date

Linda Saad Smith	/s/ Linda Saad Smith	Jan. 7/2008
Witness Name (please print)	Witness Signature	Date